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                                                                  EXHIBIT 10(ss)
[WMS GAMING LOGO]



TO:      Kathleen McJohn

FROM:    Brian R. Gamache

DATE:    May 12, 2003

RE:      RELOCATION ASSISTANCE


     Kathleen:

     Pursuant to our conversation of May 9th, the Company has agreed to increase your relocation allowance from $10,000 to $50,000. This increase would contemplate a necessary reduction in the sale price of your home below the purchase price of $500,000. The Company feels it would be in its best interest to reduce your daily commute by accelerating your relocation to the general Waukegan area. The Company will reimburse you these funds upon receipt of proper documentation. Should you leave the employ of the Company for any reason that was not initiated by the Company for the period of one year after signing this agreement, the entire relocation assistance would be required to be repaid to the company.






      /s/ Brian R. Gamache                       /s/ Kathleen J. McJohn
     --------------------------------           --------------------------------
          Brian R. Gamache                          Kathleen McJohn








     cc:     Orrin J. Edidin
             Michael A. Komenda